OXFORD MEDIA APPOINTS TWO NEW BOARD MEMBERS,
NICHOLAS J. YOCCA AND STANLEY HIRSCHMAN

IRVINE, CA, February 21, 2006 -- Oxford Media, Inc. (OTC BB: OXMI), a secure digital communication and technology company, announced today that the Company has appointed Nicholas J. Yocca and Stanley Hirschman to its Board of Directors.

Oxford Media's Chairman, Tom Hemingway, commented, "We are pleased to have two very distinguished and knowledgeable businessmen join Oxford’s board of directors. Both new board members bring a wealth of experience in legal and Sarbanes Oxley. With the growth of Oxford Media and the massive undertakings in new acquisitions, public markets and overall growth of the company, we feel, both Mr. Yocca and Mr. Hirschman’s broad and deep contacts and knowledge of our business will benefit us immediately and in the future."

About Nicholas J. Yocca:
Nicholas Yocca, partner in The Yocca Law Firm LLP, is an experienced business and securities lawyer who specializes in complex business practice areas, including mergers and acquisitions, from both the acquirer and target perspectives, and securities, from the investor, broker and issuer perspectives. Mr. Yocca has successfully pursued numerous public and private transactions since 1986.  Mr. Yocca has completed transactions across the country, having successfully completed transactions in Florida, Louisiana, Massachusetts, Nevada, North Carolina, Pennsylvania, Texas and California.  Mr. Yocca is admitted to practice law in California, U.S. District Court, Central District of California and U.S. Court of Appeals, Ninth Circuit.

Mr. Yocca has earned the AV rating (highest rating in both professional competence and ethics) from the Martindale-Hubbel rating service. Mr. Yocca graduated from the University of San Diego Law School (J.D., 1985) and Harvard University (A.B., History, 1983).

About Stan Hirschman:
Stan Hirschman is President of CPointe Associates, Inc., a Plano, Texas executive management and consulting firm that specializes in solutions for companies with emerging technology-based products and is well-versed in the challenges of regulated corporate governance.  He is Chairman of the Board of Bravo Foods International and an independent director of Bronco Energy Fund, Energy & Engine Technology and 5 G Wireless Corporation and former director of Mustang Software, Inc.  While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation.

His client list has included SBC Wireless, Northern Telecom (Nortel), Netcom, Mindspring, Datametrics, Objectsoft, Earthlink and Retail Highway.  Additionally, he is co-founder of Aiirmesh Communications, the first metropolitan area network provider of wireless high-speed community broadband.  In 2003 Aiirmesh established the first metro-wide wireless internet access network in Cerritos, California.

Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996.  He also held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic.

Stan is a member of the National Association of Corporate Directors and participates regularly in the KPMG Audit Committee Roundtable.  He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

Oxford Media's, Thomas Hemingway, will remain with the Company as its Chairman of the Board, and David Parker, Oxford Media's previous Chairman, will remain as Vice-Chairman and Lewis Jaffe will remain as a Director.

About Oxford Media, Inc.

Oxford Media is a leading developer of Private Broadband Networks (PBN) and proprietary software and hardware, which allows for the delivery of low-cost broadband Internet access as well as video and audio content on demand on a Pay-Per-View basis. The initial line of business is the delivery of Video-On-Demand and pay-for-view entertainment content to small and mid-sized hotels and motels -- a segment of the hotel industry previously underserved and unable to offer such services to their guests. This targeted market of hotel properties with between 50 to 300 rooms, comprises over 2.4 million hotel rooms in the U.S. and represents approximately 56% of the total hotel market. www.oxfordmediainc.com . Oxford’s wholly owned subsidiary Creative Business Concepts, Inc. is a wireless and business systems provider specializing in WiFi/WiMAX, IT Security and IT Integration, and Telecom. As part of these offering of services, CBC designs and installs specialty communication systems for data, voice, video, and telecom.

Special Note Regarding Forward-Looking Statements: Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.